Exhibit 5.1

November 21, 2024

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600
Dallas, Texas 75201-7932
United States

Tel +1 214 855 8000

Fax +1 214 855 8200

nortonrosefulbright.com

Guaranty Bancshares, Inc.
16475 Dallas Parkway, Suite 600

Addison, Texas 75001

Ladies and Gentlemen:

We have acted as special counsel to Guaranty Bancshares, Inc., a Texas corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of an indeterminate amount of: (i) common stock of the Company, par value $1.00 per share (“Common Stock”); (ii) preferred stock of the Company, par value $5.00 per share (“Preferred Stock,” and together with Common Stock, “Company Stock”), in one or more series, which may be convertible into or exchangeable for Common Stock; (iii) warrants to purchase Common Stock, Preferred Stock or Debt Securities (as defined below) (“Warrants”); (iv) rights to subscribe for and to purchase Common Stock, Preferred Stock or Debt Securities (“Subscription Rights”); (v) debt securities of the Company (“Debt Securities”), in one or more series, which may be senior debt securities or subordinated debt securities, and may be convertible into or exchangeable for Preferred Stock or Common Stock; (vi) depositary shares representing fractional interests in shares of Preferred Stock of any series (“Depositary Shares”); (vii) purchase contracts for the purchase or sale of Common Stock, Preferred Stock or Debt Securities (“Purchase Contracts”); (viii) purchase units, consisting of Purchase Contracts and a security (of the Company or another issuer) securing the holder’s obligation to purchase the Common Stock, Preferred Stock or Debt Securities under the Purchase Contract (“Purchase Units”); and (ix) units that include Common Stock, Preferred Stock, Warrants, Subscription Rights, Debt Securities, Depositary Shares, Purchase Contracts, Purchase Units or any combination thereof (“Units”), having an aggregate initial offering price not to exceed $150,000,000, and each on terms to be determined at the time of its offering. The Company Stock, Warrants, Subscription Rights, Debt Securities, Depositary Shares, Purchase Contracts, Purchase Units and Units are collectively referred to herein as the “Securities.”

We also have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this letter is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus (each, a “Prospectus Supplement”) contained in the Registration Statement. Capitalized terms not otherwise defined in this letter shall have the meanings ascribed to them in the Prospectus.

The Debt Securities are to be issued under a senior indenture, to be entered into by and between the Company and the trustee named therein (in the case of senior Debt Securities) (the “Senior Indenture”), or a subordinated indenture, to be entered into by and between the Company and

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.

Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP, Norton Rose Fulbright South Africa (incorporated as Deneys Reitz, Inc.), each of which is a separate legal entity, are members of Norton Rose Fulbright Verein, a Swiss Verein. Details of each entity, with certain regulatory information, are at nortonrosefulbright.com. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients.

November 21, 2024

the trustee named therein (in the case of subordinated Debt Securities) (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”).

In rendering the opinions set forth below, we have examined and relied upon: (i) the Registration Statement, including the Prospectus; (ii) the Company’s Third Amended and Restated Certificate of Formation (the “Certificate of Formation”), (iii) the Company’s Third Amended and Restated Bylaws (the “Bylaws”); (iv) resolutions of the Board of Directors of the Company relating to the Registration Statement; and (v) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions expressed in this letter. In addition, we reviewed such questions of law as we considered appropriate to enable us to render the opinions expressed in this letter. As to matters of fact relevant to the opinions expressed below and as to factual matters arising in connection with our review of corporate documents, records, and other documents and writings, we have made no independent investigation of such facts, and we have relied in certain cases upon certificates and other communications of officers and employees of the Company without further investigation as to the facts set forth in such certificates and communications.

In connection with rendering the opinions expressed in this letter, we have assumed that:

(i)
all information contained in all documents reviewed by us is true and correct;
(ii)
all signatures on all documents examined by us are genuine and each individual who signed any of those documents had legal capacity and authority to do so;
(iii)
all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the authentic originals of those documents and all documents examined by us are duly authorized, executed and delivered by the parties thereto (other than the Company);
(iv)
the Certificate of Formation and Bylaws will not have been amended in any manner that would affect any legal conclusion set forth in this letter, and any certificate of designation in respect of Preferred Stock will be in conformity therewith and with applicable law;
(v)
the consideration paid for any shares of Company Stock will comply with the Texas Business Organizations Code (the “TBOC”), as applicable, and any successor statute(s);
(vi)
the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act;
(vii)
a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby;
(viii)
all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;
(ix)
the Board of Directors of the Company or, to the extent permitted by the TBOC and the Certificate of Formation and Bylaws, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”), will have taken all necessary corporate action to authorize the issuance of the Securities and any

November 21, 2024

other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;
(x)
with respect to Securities to be offered through an agent, underwriter or dealer or to or through a market maker, the form, terms and conditions of a definitive purchase, placement, agency, underwriting or similar agreement with respect to any Securities or, with respect to Securities to be sold by the Company directly to investors in privately negotiated transactions, the form, terms and conditions of such agreement with respect to such Securities, will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company);
(xi)
in the case of shares of Common Stock, the Board will have taken all necessary corporate action to approve the issuance of the Common Stock;
(xii)
in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designation with respect to such series to be prepared and filed with the Secretary of State of the State of Texas, and the terms of such series will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
(xiii)
in the case of Warrants, (A) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (B) such warrant agreement will have been duly executed and delivered by the warrant agent thereunder appointed by the Company; (C) each person signing such warrant agreement will have the legal capacity and authority to do so; (D) neither such Warrants nor such warrant agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (E) the terms of such Warrants and such warrant agreement and the issuance and sale of the Warrants will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (F) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered by the parties thereto (other than the Company) in accordance with the provisions of such warrant agreement;
(xiv)
in the case of Subscription Rights, (A) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Subscription Rights and the issuance of the Securities to be issued pursuant thereto and to approve the rights or subscription agreement relating thereto; (B) such rights or subscription agreement will have been duly executed and delivered by the rights or subscription agent thereunder appointed by the Company; (C) each person signing such rights or subscription agreement will have the legal capacity and authority to do so; (D) neither such Subscription Rights nor such rights or subscription agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (E) the terms of such Subscription Rights and such rights or subscription agreement and the issuance and sale of the Subscription Rights will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (F) such Subscription Rights or certificates representing such Subscription Rights will have been duly executed, countersigned,

November 21, 2024

registered and delivered by the parties thereto (other than the Company) in accordance with the provisions of such rights or subscription agreement;
(xv)
in the case of the Debt Securities, (A) the applicable Indenture relating to the Debt Securities and any supplemental indenture thereto will be duly authorized, executed and delivered by the parties thereto (other than the Company); (B) the applicable Indenture, and, if applicable, any supplemental indenture relating to the Debt Securities, will have been duly qualified under the Trust Indenture Act of 1939, as amended; (C) the Board will have taken all necessary corporate action to authorize the form, terms, execution, delivery, performance, issuance and sale of any Debt Securities of any series as contemplated by the Registration Statement, the Prospectus Supplement relating to such series of Debt Securities and the Senior Indenture or Subordinated Indenture, as applicable, for such series of Debt Securities and to authorize the execution, delivery and performance of the supplemental indenture or resolution of the Board establishing the form and terms of such series of Debt Securities as contemplated by the Senior Indenture or Subordinated Indenture, as applicable; (D) the Debt Securities will have been validly executed, delivered and authenticated by the trustee named in the applicable Indenture; (E) each person signing the Senior Indenture, the Subordinated Indenture and supplemental indenture, if any, will have the legal capacity and authority to do so; and (F) the terms of such Debt Securities will (i) not (x) include any provision that is unenforceable, (y) violate any applicable law or (z) result in a default under or breach of any agreement or instrument binding upon the Company, and (ii) comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
(xvi)
in the case of Depositary Shares, any depositary agreement with respect to the Depositary Shares will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company) and each person signing such depositary agreement will have the legal capacity and authority to do so;
(xvii)
at the time of execution, countersignature, issuance and delivery of the Purchase Contracts, Purchase Units and Unit agreements, such Purchase Contracts, Purchase Units and Unit agreements will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company) and each person signing such Purchase Contracts, Purchase Units and Unit agreements will have the legal capacity and authority to do so;
(xviii)
certificates representing shares of Company Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, by the parties thereto (other than the Company) in each case in accordance with the provisions of the Certificate of Formation and Bylaws;
(xix)
there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Formation and not otherwise issued or reserved for issuance;
(xx)
the purchase price for Company Stock payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock; and

November 21, 2024

(xxi)
any Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.
With respect to the Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of the Common Stock, the terms of the offering and related matters; (b) there are a sufficient number of authorized but unissued shares of Common Stock; and (c) the Common Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Common Stock will be validly issued, fully paid and nonassessable.
2.
With respect to the Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of the Preferred Stock, the terms of the offering and related matters, including the adoption of a certificate of designation relating to any Preferred Stock and the filing of the certificate of designation with the Secretary of State of the State of Texas; (b) there are a sufficient number of authorized but unissued shares of Preferred Stock; and (c) the Preferred Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Preferred Stock will be validly issued, fully paid and nonassessable.
3.
With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters; (b) a warrant agreement and any other agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (c) the Warrants or certificates representing the Warrants have been duly executed and delivered in accordance with the applicable warrant agreement, any other agreements relating to the Warrants, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.
With respect to the Subscription Rights, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Subscription Rights, the terms of the offering thereof, and related matters; (b) a rights or subscription agreement and any other agreements relating to the Subscription Rights have been duly authorized and validly executed and delivered by the Company and the rights or subscription agent appointed by the Company; and (c) the Subscription Rights or certificates representing the Subscription Rights have been duly executed and delivered in accordance with the applicable rights or subscription agreement, any other agreements relating to the Subscription Rights, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Subscription Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

November 21, 2024

5.
With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, when (a) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable, and to authorize and approve the issuance thereof; (b) the Indenture under which such Debt Securities will be issued will have become or will remain, as applicable, qualified under the Trust Indenture Act of 1939, as amended, and such qualification shall not have been terminated or rescinded; (c) the trustee will have been or will remain, as applicable, qualified to act as trustee under the Indenture under which such Debt Securities will be issued; (d) the Indenture under which such Debt Securities will be issued will have been duly authorized, executed and delivered by the Company and the trustee thereunder; (e) any supplemental indenture in respect of such Debt Securities has been duly authorized, executed and delivered by each party thereto; (f) certificates evidencing such Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued will have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of such Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.
With respect to any Depositary Shares, when: (a) the related deposit agreement has been duly authorized and validly executed and delivered by the Company and by a depositary appointed by the Company (the “Depositary”) that meets the requirements for a depositary as described in the Registration Statement or the Prospectus Supplement for such offering and as provided in the applicable deposit agreement; (b) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of the Depositary Shares and related shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such related Preferred Stock (the “Related Preferred Stock Resolutions”); (c) the Related Preferred Stock Resolutions have been filed as part of a certificate of designation to the Company’s Certificate of Formation duly filed with the State of Texas and the related deposit agreement is governed by the law of the State of Texas; (d) the terms of the Depositary Shares and the related Preferred Stock and of the issuance and sale of each have been established so as to not violate any applicable law or the Company’s Certificate of Formation or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (e) the shares of the related Preferred Stock have been deposited with the Depositary; and (f) the depositary receipts representing the Depositary Shares have been duly executed, authenticated, countersigned, registered and issued, sold and delivered in the manner and for the consideration stated in the applicable deposit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the deposit agreement.
7.
With respect to the Purchase Contracts and Purchase Units, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Purchase Contracts or Purchase Units, as applicable, and to authorize and approve the issuance thereof,

November 21, 2024

the terms of the offering thereof, and related matters; (b) a purchase contract agreement for the Purchase Contracts or purchase unit agreement for the Purchase Units, as applicable, has been duly authorized and validly executed and delivered by the parties thereto; and (c) the Purchase Contracts or Purchase Units, as applicable, have been duly executed and delivered in accordance with the purchase contract agreement or purchase unit agreement, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Purchase Contracts or Purchase Units, as applicable, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
8.
With respect to the Units, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering thereof, and related matters; (b) a unit agreement for the Units has been duly authorized and validly executed and delivered by the parties thereto; and (c) the Units have been duly executed and delivered in accordance with the unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions in each of the paragraphs above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws relating to or affecting creditors’ rights.

We express no opinions concerning (a) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers be in writing; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the laws of the State of Texas and the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein; provided, however, that the opinion in paragraph 5 above is limited to the laws of the State of New York that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Indentures, and, with respect to the opinion in paragraph 5 above, we do not express any opinion herein concerning any other laws.

We express no opinion as to any matter other than as set forth in this letter, and no other opinion may be inferred or implied. Our opinion is given as of the date of this letter, and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth in this letter.

November 21, 2024

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP